UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

January 19, 2011 (January 19, 2011)

Date of Report (Date of earliest event reported)

INERGY, L.P.

(Exact name of registrant as specified in its charter)

Delaware	001-34664	43-1918951
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Brush Creek Boulevard, Suite 200

Kansas City, Missouri 64112

(Address of principal executive offices)

(816) 842-8181

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

Inergy, L.P. is filing this amendment to its Current Report on Form 8-K, as filed with the Securities and Exchange Commission on January 19, 2011, to file under Item 8.01 certain information relating to the commencement of its private placement of senior unsecured notes due 2021 that was previously furnished under Item 7.01. All other information included in the original filing is unchanged.

Item 2.02	Results of Operations and Financial Condition.

In connection with the Offering described below, Inergy, L.P. (the “Partnership”) confirms the guidance range for the full fiscal year ended September 30, 2011 that the Partnership previously issued on November 29, 2010.

In accordance with General Instruction B.2 of Form 8-K, the information furnished pursuant to Items 2.02 and 7.01 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. The information furnished pursuant to Items 2.02 and 7.01 shall not be deemed an admission as to the materiality of any information in this report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 7.01	Regulation FD Disclosure.

On January 19, 2011, the Partnership issued a press release announcing tender offers and consent solicitations for its 6.875% Senior Notes due 2014 and its 8.25% Senior Notes due 2016, and a tender offer for its 8.75% Senior Notes due 2015. A copy of the press release is furnished as Exhibit 99.1 hereto.

In connection with the Offering described below, the Partnership is providing the following supplemental information that is contained in offering materials: At January 14, 2011, the Partnership had borrowings outstanding under its credit agreement of approximately $131.0 million, including approximately $120.0 million under the revolving general partnership credit facility and approximately $11.0 million under the revolving working capital credit facility.

In accordance with General Instruction B.2 of Form 8-K, the information furnished pursuant to Items 2.02 and 7.01 shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. The information furnished pursuant to Items 2.02 and 7.01 shall not be deemed an admission as to the materiality of any information in this report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 8.01	Other Events.

On January 19, 2011, the Partnership and its wholly owned subsidiary Inergy Finance Corp. announced, subject to market conditions, that they intend to sell $700 million in aggregate principal amount of senior unsecured notes due 2021 (the “Offering”) to eligible purchasers in a private placement under Rule 144A and Regulation S under the Securities Act. The Partnership is filing a copy of the press release as Exhibit 99.2 hereto, which is incorporated by reference into this Item 8.01.

The press release filed as Exhibit 99.2 shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state.

The Partnership is revising its computation of the ratio of earnings to fixed charges to reflect the impact of certain matters contemplated by the First Amended and Restated Agreement and Plan of Merger, dated as of September 3, 2010, by and among the Partnership, Inergy Holdings, L.P. and the other parties thereto. A copy of the Partnership’s Computation of Ratio of Earnings to Fixed Charges is filed as Exhibit 12.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

12.1	Computation of Ratio of Earnings to Fixed Charges.

99.1	Press Release dated January 19, 2011.

99.2	Press Release dated January 19, 2011.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INERGY, L.P.

	By:	INERGY GP, LLC, its General Partner

Date: January 24, 2011	By:	/s/ Laura L. Ozenberger
Laura L. Ozenberger
Senior Vice President, General Counsel and Secretary

Exhibit Index

Exhibit Number	Description

12.1	Computation of Ratio of Earnings to Fixed Charges.

99.1	Press Release dated January 19, 2011.

99.2	Press Release dated January 19, 2011.